UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

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WELLS CORE OFFICE INCOME REIT, INC.

(Exact name of registrant specified in its charter)

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Maryland	333-163411	26-0500668
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2010, John W. Griffin, director of Wells Core Office Income REIT, Inc. (the “Company”) notified the Company that he was resigning as a member of the board of directors, effective immediately. Mr. Griffin joined the board of directors in June 2010 and served as a member the Audit Committee. Mr. Griffin’s decision to resign was not the result of any disagreement with the Company.

On July 23, 2010, the board of directors appointed Leo F. Wells, III as a director, to serve until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. Mr. Wells has served as the Company’s president since its formation.

The appointment of Mr. Wells was not made pursuant to any arrangement or understanding between him and any other person. Other than his affiliation with the Company’s sponsor, Wells Real Estate Funds, Inc., the Company’s advisor, Wells Real Estate Advisory Services III, LLC (the “Advisor”), and their affiliates, and the Company’s ongoing relationship with them as previously reported, Mr. Wells does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2010, the board of directors approved an amendment to the Company’s Articles of Amendment and Restatement (the “Charter”). The amendment provides that the limitations on the Company’s ability to indemnify and to pay legal expenses and other costs incurred by its directors, the Advisor and the Advisor’s affiliates shall also apply to the Company’s officers, even if such officers are not affiliates of the Advisor.

The amendment also reflects the current composition of the board of directors (Section 7.1) and makes minor word-choice changes or other clarifications that are not expected to have any effect on the interpretation of the charter. In particular, Section 12.2(a) has been revised to make clear that:

·	the indemnification of the Advisor and any of its affiliates acting as an agent of the Company and of a present or former officer or director relates to liabilities to which such indemnitees may become subject by reason of the indemnitees' service in such capacities (as opposed to other possible liabilities); and

·	the indemnification and reimbursement of expenses of the indemnitees shall not require a preliminary determination of the ultimate entitlement to indemnification except as otherwise required by the charter.

All of the changes to the charter are set forth below. Additions are underscored and deletions are struck through.

     Section 5.9. Dividend Reinvestment Plans. The ~~board~~Board of Directors may establish, from time to time, a dividend reinvestment plan or plans. Under any dividend reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

     Section 5.10. Distributions. Only the Board of Directors may authorize payments to stockholders in connection with their stock. The decision to authorize a distribution, like all other board decisions, shall be made in good faith, in a manner reasonably believed to be in the best interest of the ~~corporation~~Corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Until the Board of Directors determines that it is no longer in the best interest of the Corporation to qualify as a REIT, the Board of Directors ~~are to~~will authorize dividends to the extent necessary to preserve the status of the Corporation as a REIT

     Section 6.1. Definitions. As used in this Article VI, the following terms shall have the following meanings:

     Restriction Termination Date. The first day on which the Corporation determines pursuant to Section 7.7 ~~of the charter~~ that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT

     Section 7.1. Number of Directors. The number of directors of the Corporation shall be three, which number may be increased or decreased from time to time pursuant to the bylaws but shall never be less than the minimum number required by the MGCL. A majority of the seats on the Board of Directors will be for Independent Directors. The Conflicts Committee shall nominate all individuals for the Independent Director positions. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the directors who shall serve on the board until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:

Frank M. Bishop Harvey E. Tarpley Leo F. Wells, III ~~Douglas P. Williams~~

     Section 7.6. Ratification of Charter. At or before the first meeting of the Board of Directors following the date of this amendment and restatement of the charter, the Board of Directors and the Conflicts Committee shall each review and ratify the charter as so amended and restated by majority vote

     Section 7.8. Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors or the Conflicts Committee consistent with ~~the~~this charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock

Section 12.2. Indemnification.

     (a) Except as prohibited by the restrictions provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall indemnify ~~and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to~~ (i) any individual who is a present or former director or officer of the Corporation~~;~~, (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise ~~from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or~~, and (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation~~.~~, from and against any claim, loss, damage or liability to which such indemnitees may become subject or which such indemnitees may incur by reason of the indemnitees’ service in such capacities, and the Corporation shall pay or reimburse reasonable legal expenses and other costs, including attorney’s fees, incurred in investigating or defending any such claim, loss, damage or liability as and when incurred by the indemnitees and in advance of the final disposition of a proceeding and without requiring a preliminary determination of the ultimate entitlement to idemnification. Except as provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall have the power with the approval of the Board of Directors to provide such indemnification and advancement of expenses to any employee or agent of the Corporation or any employee of the Advisor or any of the Advisor’s Affiliates acting as an agent of the Corporation.

     (b) Notwithstanding the foregoing, the Corporation shall not indemnify the directors or officers of the Corporation or the Advisors or its Affiliates or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws

     Section 12.3. Limitation on Exculpation and Indemnification. Notwithstanding the foregoing, the Corporation shall not provide for indemnification of ~~the directors or the Advisor or its Affiliates~~any particular indemnitee under Section 12.2(a) for any liability or loss suffered by ~~any of them~~such indemnitee, nor shall ~~any of them~~such indemnitee be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

     (a) ~~The directors or the Advisor or its Affiliates have~~Such indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

     (b) ~~The directors or the Advisor or its Affiliates were~~Such indemnitee was acting on behalf of or performing services for the Corporation.

(c)	Such liability or loss was not the result of: (i) negligence or misconduct by the

~~directors~~particular indemnitee (excluding the Independent Directors) ~~or the Advisor or its Affiliates~~; or

     (ii) gross negligence or willful misconduct by the particular indemnitee who is an Independent ~~Directors~~Director.

     (d)~~.~~ Such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s Net Assets and not from its Common Stockholders.

     Section 12.4. Limitation on Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by ~~the directors or the Advisors or its Affiliates~~an indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services by such indemnitee on behalf of the Corporation, (b) the legal proceeding was initiated by a third party who is not a Common Stockholder or, if by a Common Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the ~~directors or the Advisor or its Affiliates undertake~~particular indemnitee undertakes to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

The full text of the charter is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

3.1 Articles of Amendment and Restatement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: July 26, 2010	By:	/s/ Douglas P. Williams

Douglas P. Williams
Executive Vice President

EXHIBIT INDEX
Exhibit No.	Description
Ex. 3.1	Articles of Amendment and Restatement